UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 5, 2007

World Energy Solutions, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-25097

(Commission File Number)

65-078-3722

(IRS Employer Identification No.)

3900A 31st Street N., St. Petersburg, Florida   33714

(Address of Principal Executive Offices and Zip Code)

(727) 525-5552

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1--Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2007, World Energy Solutions, Inc. (the “Company”) acquired Hydrogen Safe Technologies, Inc. (“HSTI”), a wholly-owned subsidiary of UTEK Corporation (AMEX & LSE-AIM: UTK), in a tax-free stock-for-stock exchange.  Pursuant to the Agreement and Plan of Acquisition (the “Agreement”), the Company issued 7,500,000 shares of its unregistered Common Stock to UTEK Corporation in exchange for 100% of the issued and outstanding shares (1,000) of Hydrogen Safe Technologies, Inc. The Common Stock issued in the exchange is restricted and may only be resold pursuant to the requirements of the Securities Act of 1933.

Hydrogen Safe Technologies, Inc. holds a worldwide exclusive license for a hydrogen sensor technology developed by researchers at the University of South Florida.   Originally funded by NASA, this unique sensor uses nanowires and nonoparticles as the sensing element.  The Company believes that coating the sensors with nanostructure materials may allow hydrogen detection in near real time.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Regulation SB, Item 701(a) - See response to Item 1.01 above.

Regulation SB, Item 701(c) - See response to Item 1.01 above.

Regulation SB, Item 701(d) - The Company is relying on the transaction exemption provisions of Section 4(2) of the Securities Act of 1933, as amended, to issue the unregistered shares of its Common Stock.  The Common Stock has been issued in a transaction not involving a public offering.

Regulation SB, Item 701(e) – See response to Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Agreement and Plan of Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

By:

/s/:  Benjamin C. Croxton

Benjamin C. Croxton, Chief Executive Officer

DATED:  October 5, 2007.

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